Exhibit 10.4

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of August 6, 2015, is by and among RCS Capital Corporation, a Delaware corporation (the “Company”), RCS Capital Holdings, LLC, a Delaware limited liability company (“Holdings”), RCS Capital Management, LLC, a Delaware limited liability company (“ManagementCo”), the original members (the “Original Members”) of ManagementCo as set forth on Schedule 1 hereto and Luxor Capital Partners, LP, Blue Sands LLC, Blue Sands B Inc., Blue Sands C Inc. and Blue Sands D Inc. (collectively, “Luxor” and together with the Company, Holdings, ManagementCo and the Original Members, the “Parties”).

WITNESSETH:

WHEREAS, each of the Company, Holdings and ManagementCo is also a party to that certain amended and restated services agreement, dated as of February 11, 2014 (the “Services Agreement”), pursuant to which ManagementCo provides certain services to the Company on the terms set forth therein;

WHEREAS, as of the date hereof, the Original Members and Luxor (the “Members”) collectively own one-hundred percent (100%) of the membership interests of ManagementCo;

WHEREAS, each of Luxor, the Company, the Original Members and ManagementCo is also a party to that certain put and call agreement, dated as of April 29, 2014, as amended by Amendment No. 1, dated December 19, 2014 (the “Put & Call Agreement”), pursuant to which Luxor has a right to put, and the Company and the Original Members have a right to call, Luxor’s interest in ManagementCo on the terms, and subject to the conditions, set forth in the Put & Call Agreement;

WHEREAS, the Parties wish to terminate the Services Agreement and the Put & Call Agreement on the terms, and subject to the conditions, set forth in this Agreement;

WHEREAS, the Company and Apollo Management Holdings, L.P. (“Apollo”) are parties to that certain membership interest purchase agreement (the “Purchase Agreement”), dated as of August 6, 2015, pursuant to which Apollo will purchase the Acquired Interests (as defined in the Purchase Agreement) of the Company on the terms, and subject to the conditions, set forth in the Purchase Agreement;

WHEREAS, Apollo and the Company are parties to that certain investment agreement (the “Apollo Investment Agreement”), dated as of August 6, 2015, pursuant to which Apollo will acquire Series D-1 Preferred Stock on the terms, and subject to the conditions, set forth in the Investment Agreements;

WHEREAS, Luxor and the Company are parties to that certain investment agreement (the “Luxor Investment Agreement” and, together with the “Apollo Investment Agreement, the “Investment Agreements”), dated as of August 6, 2015, pursuant to which Luxor will acquire Series D-2 Preferred Stock on the terms, and subject to the conditions, set forth in the Luxor Investment Agreement;

WHEREAS, Holdings has executed the Stockholder Consent (as hereafter defined and a voting agreement, dated the date hereof, pursuant to which Holdings has similarly agreed to vote or provide its consent with respect to its Class B Common Stock);

WHEREAS, as a condition to the willingness of the Company to enter into the Purchase Agreement and the Investment Agreements and as a material inducement and in consideration therefor, the Parties are entering into this Agreement and agreeing to the covenants set forth herein.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article I
DEFINITIONS

1.1           Definitions. The following terms used in this Agreement shall have the meanings set forth below, and any other capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

“Class A Common Stock” shall mean the Class A common stock, par value $0.001 per share, of the Company.

“Contract” shall mean any contract, agreement, arrangement, understanding or other legally binding instrument, including any note, indenture, commitment or undertaking, in each case whether written or oral.

“Stockholder Consent” shall mean the written consent of Holdings (with respect to the Class B Common Stock that it holds), dated the date hereof, approving the issuance by the Company of Class A Common Stock in the amounts set forth in Section 2.1(b) hereof, in accordance with applicable law (including the NYSE Listed Company Manual and Section 312.03 thereunder).

“Second Issuance Date” shall mean the fifth (5th) Business Day following the earliest date on which corporate action may be taken by the Company to issue Class A Common Stock, in the amounts set forth in Section 2.1(b) hereof, as approved on behalf of the stockholders pursuant to the Stockholder Consent dated the date hereof, and the delivery to the stockholders of an Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (as amended), including pursuant to Rule 14c-2(b) and the waiting period contained therein.

“Share Adjustment” shall mean appropriate and customary adjustment in the event that between the date hereof and until the respective issuance date, the Company shall split, combine, subdivide or reclassify or repurchase, redeem or otherwise acquire, or modify or amend any of the terms of, directly or indirectly, any shares of the Class A Common Stock.

Article II
COVENANTS

2.1           Termination Payments.

(a)      The Parties hereby agree that, on or prior to the fifth (5th) Business Day following the date hereof (the “First Issuance Date”):

(i)          in respect of termination of the Services Agreement, the Company shall issue to the Members Class A Common Stock (subject to the Share Adjustment) in the applicable amounts set forth in the second column of the table in Schedule 2 hereof (as such amounts may be amended by the Company (acting reasonably) to comply with applicable law, including the NYSE Listed Company Manual and Section 312.03 thereunder); and

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(ii)         in respect of termination of the Put & Call Agreement, the Company shall issue to Luxor Class A Common Stock (subject to the Share Adjustment) in the applicable amounts set forth in the second column of the table in Schedule 3 hereof.

(b)      The Parties hereby agree that, on the Second Issuance Date:

(i)          in respect of termination of the Services Agreement, the Company shall issue to the Members Class A Common Stock (subject to the Share Adjustment) in the applicable amounts set forth in the third column of the table in Schedule 2 hereof (as such amounts may be amended by the Company (acting reasonably) to comply with applicable law, including the NYSE Listed Company Manual and Section 312.03 thereunder); and

(ii)         in respect of termination of the Put & Call Agreement, the Company shall issue to Luxor Class A Common Stock (subject to the Share Adjustment) in the applicable amounts set forth in the third column of the table in Schedule 3 hereof.

2.2           Termination of the Services Agreement and the Put & Call Agreement.

(a)      The Parties hereby agree and acknowledge that as of the First Issuance Date, the Services Agreement will be terminated with immediate effect (requiring no further action on the part of the Parties), and that each party to the Services Agreement shall have no further liability or obligation thereunder to any other party to the Services Agreement, regardless of when any such liability or obligation arose.

(b)      Luxor, the Company, the Original Members and ManagementCo hereby agree and acknowledge that as of the First Issuance Date, the Put & Call Agreement will be terminated with immediate effect (requiring no further action on the part of Luxor, the Company, the Original Members and ManagementCo), and that each party to the Put & Call Agreement will have no further liability or obligation thereunder to any other party to the Put & Call Agreement, regardless of when any such liability or obligation arose.

(c)      Following and in connection with the transactions contemplated in this Agreement, ManagementCo will liquidate.

2.3           Mutual Release of Claims. As of the Second Issuance Date (requiring no further action on the part of the Parties), the Company, Holdings, ManagementCo, Luxor, the Original Members (in their individual capacities, and in their capacities as officers and directors of any of the foregoing) (collectively, the “Released Parties”) and each of their successors and assigns fully and forever waive, release, acquit and discharge each of the other Released Parties and each of their successors and assigns, to the full extent permitted under Delaware law, from any and all claims, suits, judgments, demands, debts, rights, obligations, liabilities, losses, costs, expenses, fees, causes of action and liabilities whatsoever (including claims for any and all losses, damages, unjust enrichment, attorney’s fees, disgorgement of fees, litigation costs, injunctive or declaratory relief, contribution, indemnification, or any other type of legal or equitable relief), in each case, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, asserted or unasserted, known or unknown, foreseen or unforeseen, existing as of the Second Issuance Date or arising thereafter, in law, equity, or otherwise brought by way of demand, complaint, cross-claim, counterclaim, third-party claim or otherwise, in each case that are based in whole or part on any act, omission, transaction, event, or other occurrence in connection with, arising from or under or related to the Services Agreement or the Put & Call Agreement; provided, however, that such waiver, release, acquittal, and discharge shall not include any obligation of any Party under, or any damages, liabilities, claims or causes of action in connection with, arising from or related to the breach by any Party of the terms and conditions contained in, this Agreement.

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2.4           Information Statement. The Company shall use commercially reasonable best efforts to prepare and file an Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (as amended), as promptly as practicable following the date hereof, in respect of the transactions contemplated hereby, and shall otherwise use commercially reasonable best efforts to cause the Second Issuance Date to occur as promptly as practicable following the date hereof.

2.5           Registration Rights. The Company agrees that, promptly after the First Issuance Date, the Company shall provide registration rights on customary terms to the Original Members and to Luxor and within customary timeframes.

Article III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants to the other Parties as follows:

(a)      Authority to Execute and Perform Agreements. The Company has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by the Company has been duly authorized by all requisite organizational action, if any, on the part of the Company. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors’ rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)      No Conflicts; Consents.

(i)          The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any Contract to which the Company is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Company.

(ii)         No consents, approvals or authorizations of, or notices or filings with, any Person are required to be obtained or made by the Company in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby.

(c)      Class A Common Stock. All shares of Class A Common Stock issued pursuant to Section 2.1 will upon such issuance be duly authorized, validly issued, fully paid, and nonassessable, and free and clear of any liens, encumbrances or transfer restrictions (other than transfer restrictions under applicable securities laws).

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(d)      Capitalization. The capitalization representation with respect to the Company contained in Section 2.5(a) of the Investment Agreements is hereby incorporated by reference.

Article IV
REPRESENTATIONS AND WARRANTIES
OF HOLDINGS

4.1           Representations and Warranties of Holdings. Holdings hereby represents and warrants to the other Parties as follows:

(a)      Authority to Execute and Perform Agreements. Holdings has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by Holdings has been duly authorized by all requisite organizational action, if any, on the part of Holdings. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors’ rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)      No Conflicts; Consents.

(i)          The execution and delivery by Holdings of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any Contract to which Holdings is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to Holdings.

(ii)         No consents, approvals or authorizations of, or notices or filings with, any Person are required to be obtained or made by the Holdings in connection with the execution and delivery by Holdings of this Agreement and the consummation of the transactions contemplated hereby.

Article V
REPRESENTATIONS AND WARRANTIES OF
MANAGEMENTCO

5.1           Representations and Warranties of ManagementCo. ManagementCo hereby represents and warrants to the other Parties as follows:

(a)      Authority to Execute and Perform Agreements. ManagementCo has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by ManagementCo has been duly authorized by all requisite organizational action, if any, on the part of ManagementCo. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of ManagementCo enforceable against ManagementCo in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors’ rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

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(b)      No Conflicts; Consents.

(i)          The execution and delivery by ManagementCo of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any Contract to which ManagementCo is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to ManagementCo.

(ii)         No consents, approvals or authorizations of, or notices or filings with, any Person are required to be obtained or made by ManagementCo in connection with the execution and delivery by ManagementCo of this Agreement and the consummation of the transactions contemplated hereby.

Article VI
REPRESENTATIONS AND WARRANTIES OF
THE ORIGINAL MEMBERS

6.1           Representations and Warranties of the Original Members. Each Original Member hereby represents and warrants as to himself or herself to the other Parties as follows:

(a)      Authority to Execute and Perform Agreements. The Original Member has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully his or her obligations hereunder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Original Member enforceable against the Original Member in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors’ rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)      No Conflicts; Consents.

(i)          The execution and delivery by the Original Member of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any Contract to which the Original Member is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to the Original Member.

(ii)         No consents, approvals or authorizations of, or notices or filings with, any Person are required to be obtained or made by the Original Member in connection with the execution and delivery by the Original Member of this Agreement and the consummation of the transactions contemplated hereby.

(c)      Sophisticated Investor. The Original Member is knowledgeable, sophisticated and experienced in business and financial matters, is an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended), is capable of evaluating the merits and risks of an acquisition of Class A Common Stock and has previously invested in securities similar to the Class A Common Stock. The Original Member is able to bear the economic risk of the Class A Common Stock and is able to afford the complete loss of such acquisition. In making his or her decision to enter into this Agreement, the Original Member has relied upon independent investigations made by himself or herself and his or her representatives, including his or her professional, financial, tax, legal and other advisors, if any. The Original Members and his or her representatives have been given the opportunity to request and to examine all documents of, and to ask questions of, and to receive answers from, the Company and his or her representatives concerning the terms and conditions of an acquisition of the Class A Common Stock and to obtain any additional information which the Original Member or his or her representatives have reasonably requested. The Original Member acknowledges that the Company is entering into this Agreement in reliance upon the Original Member’s representations and warranties set forth herein.

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Article VII
REPRESENTATIONS AND WARRANTIES OF
LUXOR

7.1           Representations and Warranties of Luxor. Luxor hereby represents and warrants to the other Parties as follows:

(a)      Authority to Execute and Perform Agreements. Luxor has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. The execution and delivery of this Agreement by Luxor has been duly authorized by all requisite organizational action, if any, on the part of Luxor. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of Luxor enforceable against Luxor in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect generally affecting creditors’ rights or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(b)      No Conflicts; Consents.

(i)          The execution and delivery by Luxor of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under (A) any Contract to which Luxor is a party or (B) any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to Luxor.

(ii)         No consents, approvals or authorizations of, or notices or filings with, any Person are required to be obtained or made by Luxor in connection with the execution and delivery by Luxor of this Agreement and the consummation of the transactions contemplated hereby.

(c)      Sophisticated Investor. Luxor is knowledgeable, sophisticated and experienced in business and financial matters, is an “accredited investor” (as defined in Rule 501(a) under the Securities Act of 1933, as amended), is capable of evaluating the merits and risks of an acquisition of Class A Common Stock and has previously invested in securities similar to the Class A Common Stock. Luxor is able to bear the economic risk of the Class A Common Stock and is able to afford the complete loss of such acquisition. In making its decision to enter into this Agreement, Luxor has relied upon independent investigations made by it and its representatives, including its professional, financial, tax, legal and other advisors, if any. Luxor and its representatives have been given the opportunity to request and to examine all documents of, and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of an acquisition of the Class A Common Stock and to obtain any additional information which Luxor or its representatives have reasonably requested. Luxor acknowledges that the Company is entering into this Agreement in reliance upon Luxor’s representations and warranties set forth herein.

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Article VIII
MISCELLANEOUS

8.1           Amendment. This Agreement may be amended only by a written instrument executed by the Parties, or their respective successors or assigns.

8.2           Notices. In the event a notice or other document is required to be sent hereunder to the Parties (or their respective legal representatives), such notice or other document shall be made in writing by hand-delivery, registered or certified first-class mail, electronic transmission (including e-mail transmissions) or air courier guaranteeing overnight delivery to such Party at the following addresses (or at such other address as shall be given in writing by any Party to the others):

If to ManagementCo, to:

RCS Capital Corporation
405 Park Avenue
15th Floor
New York, New York 10022
Attention: James A. Tanaka; Mason Allen
Telephone: (212) 415-6592; (646) 861-7717
Email: jtanaka@rcscapital.com; mallen@rcscapital.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
11 Times Square
New York, NY 10022
Attention: Steven L. Lichtenfeld
Telephone: (212) 969-3735
Email: slichtenfeld@proskauer.com

If to the Company or Holdings, to:

RCS Capital Corporation
405 Park Avenue
15th Floor
New York, New York 10022
Attention: James A. Tanaka; Mason Allen
Telephone: (212) 415-6592; (646) 861-7717
Email: jtanaka@rcscapital.com; mallen@rcscapital.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
11 Times Square
New York, NY 10022
Attention: Steven L. Lichtenfeld
Telephone: (212) 969-3735
Email: slichtenfeld@proskauer.com

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If to the Members, then in accordance with the contact information provided in Schedule 2 hereto.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when confirmed or replied to, if sent by electronic transmission; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

8.3           Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

8.4           Governing Law; Venue. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto, and their negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to any of the foregoing, whether arising in law or equity, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the United States District Court for the District of Delaware or any other competent court of the State of Delaware, and each Party irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts in any legal action or proceeding with respect to this Agreement. Each Party irrevocably waives any objection which it may have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party agrees that service of process upon such Party in any action shall be effective if notice is given in accordance with Section 8.2.

8.5           WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

8.6           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.7           Further Assurances. The Parties shall execute and deliver such additional documents as may be reasonably requested to consummate the transactions contemplated by this Agreement.

8.8           Parties in Interest; Assignment. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties. Any assignment not in accordance with this Section 8.8 shall be null and void ab initio.

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8.9           Entire Agreement. This Agreement constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and thereof and supersedes all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the Parties, or between any of them, with respect to the subject matter hereof and thereof.

8.10         Specific Performance; Cumulative Remedies. The Parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the Parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such Party.

8.11         Headings; References. The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. All references herein to “Sections” shall be deemed to be references to Articles or Sections hereof unless otherwise indicated.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

RCAP HOLDINGS, LLC

By:	/s/ William M. Kahane
Name: William M. Kahane
Title: Managing Member

RCS CAPITAL MANAGEMENT, LLC

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Managing Member

ORIGINAL MEMBERS

/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch

/s/ Shelley D. Schorsch
Name: Shelley D. Schorsch

/s/ William M. Kahane
Name: William M. Kahane

/s/ Peter M. Budko
Name: Peter M. Budko

/s/ Edward M. Weil Jr.
Name: Edward M. Weil Jr.

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/s/ Brian S. Block
Name: Brian S. Block

LUXOR

LUXOR CAPITAL PARTNERS, LP

By:	/s/Norris Nissim
Name: Norris Nissim
Title: General Counsel
Luxor Capital Group, LP, Investment Manager

BLUE SANDS LLC

By:	/s/Norris Nissim
Name: Norris Nissim
Title: Authorized Signatory

BLUE SANDS B INC.

By:	/s/Norris Nissim
Name: Norris Nissim
Title: Authorized Signatory

BLUE SANDS C INC.

By:	/s/Norris Nissim
Name: Norris Nissim
Title: Authorized Signatory

BLUE SANDS D INC.

By:	/s/Norris Nissim
Name: Norris Nissim
Title: Authorized Signatory

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Schedule 1

Original Members

Nicholas S. Schorsch

Shelley D. Schorsch

William M. Kahane

Peter M. Budko

Edward M. Weil, Jr.

Brian S. Block

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Schedule 2

Services Agreement Termination Shares

Member	Number of Shares of Class A Common Stock (issued on the First Issuance Date)[1]	Number of Shares of Class A Common Stock (issued on the Second Issuance Date)	Notice Information
Nicholas S. Schorsch	760,000	898,372	AR Capital, LLC 405 Park Avenue New York, NY 10022 Attention: Jesse Galloway, Esq., General Counsel
Shelley D. Schorsch
William M. Kahane	352,728	-
Peter M. Budko	427,873	-
Edward M. Weil, Jr.	91,340	-
Brian S. Block	78,384	-
Luxor Capital Partners, LP	232,237	-	Luxor Capital Group, LP 1114 Avenue of the Americas, 29th Floor New York, NY 10036 Attention: Norris Nissim, Esq., General Counsel

Blue Sands LLC	291,511	-

Blue Sands B Inc.	21,701	-

Blue Sands C Inc.	61,541	-

Blue Sands D Inc.	23,321	-

1 Rounded to the nearest whole share of Class A Common Stock. Amount of shares for 1) Nicholas S. Schorsch and Shelley D. Schorsch; 2) William M. Kahane; 3) Peter M. Budko; 4) Edward M. Weil, Jr.; 5) Brian S. Block; and 6) collectively, Luxor Capital Partners, LP, Blue Sands LLC, Blue Sands B Inc., Blue Sands C Inc. Blue Sands D Inc.; in each case, not to exceed 0.99% of the number of shares of Class A Common Stock outstanding, or 0.99% of the voting power outstanding, before this issuance.

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Schedule 3

Put & Call Termination Shares

Member	Number of Shares of Class A Common Stock (issued on the First Issuance Date)[2]	Number of Shares of Class A Common Stock (issued on the Second Issuance Date)	Notice Information
Luxor Capital Partners, LP	47,784 59,979 4,465 12,662 4,799	825,324 1,035,971 77,122 218,705 82,878	Luxor Capital Group, LP 1114 Avenue of the Americas, 29th Floor New York, NY 10036 Attention: Norris Nissim, Esq., General Counsel
Blue Sands LLC
Blue Sands B Inc.
Blue Sands C Inc.
Blue Sands D Inc.

2 See previous footnote.

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Termination of the Restrictive Covenants Agreement

Reference is made to the Restrictive Covenants Agreement, dated January 16th, 2014 (the “RCA”), by and between the Company, ManagementCo, Nicholas S. Schorsch, William M. Kahane, Brian S. Block, Peter M. Budko, RCAP Holdings, LLC and Luxor Capital Group, LP (collectively, the “RCA Parties”).

The undersigned, being all of the RCA Parties, hereby agree and acknowledge that, as of the First Issuance Date, the RCA will be terminated with immediate effect (requiring no further action on the part of the RCA Parties), and that each RCA Party shall have no further liability or obligation thereunder to any other RCA Party, Affiliate of the Company or Affiliate of Luxor Capital Group, LP, regardless of when any such liability or obligation arose.

RCS Capital Corporation

By:	/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.
Title:	Chief Executive Officer

RCAP Holdings, LLC

By:	/s/ William M. Kahane
Name:	William M. Kahane
Title:	Managing Member

RCS Capital Management, LLC

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Managing Member

Original Members

/s/ Nicholas S. Schorsch
Name:	Norris Nissim

/s/ William M. Kahane
Name:	William M. Kahane

/s/ Brian S. Block
Name:	Brian S. Block

/s/ Edward M. Weil, Jr.
Name:	Edward M. Weil, Jr.

/s/ Peter M. Budko
Name:	Peter M. Budko

LUXOR CAPITAL GROUP, LP

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel
Luxor Capital Group, LP, Investment Manager